Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), effective as of the 21st day of February, 2007, is by and between AMEDISYS, INC. (“Amedisys” or the “Company”), a Delaware corporation having its principal place of business at 5959 S. Sherwood Forest Blvd., Baton Rouge, Louisiana, 70816, and Dale E. Redman (“Executive”), an individual of the full age of majority and capacity.

RECITALS

WHEREAS, Amedisys owns, manages, and/or operates agencies and facilities for the provision of home health nursing services, in-home hospice care services, therapy staffing services and nurse practitioner medical services to patients and customers (collectively, the “Business”); and

WHEREAS, Amedisys has offered, and Executive has accepted, the position of interim Chief Financial Officer.

NOW THEREFORE, in consideration of the premises, as well as other mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.	Incorporation of Recitals; Prior Agreements.

1.1	Recitals. The above recitations are incorporated herein by this reference.

2.	Performance of Duties.

2.1	Duties. Executive shall perform such duties as are usually performed by the chief financial officer of a publicly-traded company similar in size and scope to the Company. Executive shall also perform such other reasonable additional duties as may be prescribed from time to time by the Company’s Board of Directors (the “Board”) and the Company’s Chief Operating Officer, consistent with the expectation of the Company and the Company’s operations and taking into account Executive’s expertise and job responsibilities, including but not limited to adherence to internal compliance policies, regulatory agency rules and regulations and applicable Federal and State laws. Executive shall have the title of interim Chief Financial Officer and shall report directly to the Company’s Chief Operating Officer (or his designee) and indirectly to both the Company’s Chief Executive Officer and Chairman of the Audit Committee of the Company’s Board. Nothing herein shall prohibit or restrict the Company’s Board or Chief Operating Officer from changing the title and job responsibilities of Executive, in its or his discretion, as may be necessitated by the ongoing conduct of the Company’s Business. Executive shall carefully avoid all personal acts that might in any way, directly or indirectly, harm the reputation of the Company.

2.2	Devotion of Time. Executive agrees to actively and industriously devote his time and attention to the business affairs of the Company to the extent necessary to discharge the responsibilities assigned to him and to use his reasonable best efforts to perform faithfully and efficiently such responsibilities. During the term of this Agreement, Employee shall not render services to or be employed by a party other than the Company unless authorized to do so by the Company.

3.	Term of Employment. This Agreement shall be effective as of the execution hereof and shall continue for an indefinite period of time, subject to the provisions of Section 5 hereto, it being expressly understood and agreed to by the parties that the employment relationship between the Company and Executive shall be “at will.”

4.	Compensation.

4.1	Base Salary. In consideration of Executive’s employment, Company shall pay Executive an annual salary in the amount of Three Hundred Thousand Dollars ($300,000), which amount shall be payable in twenty-six (26) biweekly payments according to the Company’s regular payroll distribution schedule, subject to applicable withholding and other taxes. Executive is eligible to receive annual salary adjustments in conformity with the Company’s policies, and Executive’s first salary review shall be conducted on or before April 1, 2008. Should Executive receive payments from an insurer while employed by the Company under the provisions of any short term or long term disability plan provided by the Company for its employees, the Company’s obligation to pay the salary of Executive will be reduced by the amount of such payments.

4.2	Bonus. Executive shall be eligible for a bonus in accordance with the terms of the Company’s Corporate Incentive Plan (as such plan may be amended, modified or terminated by the Board from time to time) in an amount up to 50% of his annual base salary (the “Eligible Bonus Percentage”) beginning in 2008. For fiscal year 2007, Executive shall be eligible for a pro rata share of his Eligible Bonus Percentage, based on his hire date. Bonuses are not guaranteed.

4.3	Incentive Compensation.

4.3.1	Grant of Restricted Stock (Unvested Shares) upon Hire. As soon as practicable after the execution date of this Agreement, Executive and the Company shall enter into a restricted stock (unvested share) agreement pursuant to the terms of the Company’s 1998 Stock Option Plan (which governs the terms of all equity-based incentive compensation awarded to Company employees). The restricted stock agreement shall provide that Executive be granted 10,000 shares of restricted stock. The shares of restricted stock shall vest according to the following schedule: 3,333 shares shall vest on the third anniversary of the execution date of this Agreement; 3,333 shares shall vest on the fourth anniversary of the execution date of this Agreement; and 3,334 shares shall vest on the day before the fifth anniversary of the execution date of this Agreement.

4.3.2	Subsequent Grants of Restricted Stock (Unvested Shares). As soon as practicable upon the second, third and fourth anniversaries of the execution date of this Agreement, respectively, Executive and the Company shall enter into a restricted stock (unvested share) agreement pursuant to which Executive shall be granted 5,000 shares of restricted stock. The shares of restricted stock shall vest according to the following schedule: 1,666 shares shall vest on the third anniversary of the execution date of the restricted stock agreement; 1,667 shares shall vest on the day of the fourth anniversary of the execution date of the restricted stock agreement; and 1,667 shares shall vest on the fifth anniversary of the execution date of the restricted stock agreement.

4.3.3	Adjustment of Restricted Stock (Unvested Share) Grants in the Event of a Stock Split. Should the Company engage in a stock split at any time between the execution date of this Agreement and the termination date of this Agreement, the number of shares of restricted stock that the Company is obligated to grant to Executive in accordance with Sections 4.3.1 and 4.3.2 above shall be adjusted to reflect the stock split in the same manner as shares of the Company’s common stock would be adjusted on the record date of the split.

4.3.4	Forfeiture; Accelerated Vesting. Each restricted stock agreement executed by Executive shall provide:

a.	If Executive is terminated by the Company for cause (as defined in Section 5.1.1, below) or if Executive voluntarily terminates his employment with the Company, he shall forfeit his right to all unvested shares of restricted stock in accordance with the forfeiture terms of the restricted stock agreement.

b.	If Executive is terminated by the Company without cause prior to the fifth anniversary of the execution date of this Agreement, all unvested shares out of his initial grant of 10,000 shares of restricted stock (as provided by Section 4.3.1 of this Agreement) shall vest at the alternate rate of 20% per year over the five-year vesting period (for example, if Executive is terminated by the Company without cause between the third and fourth anniversaries of the execution date of this Agreement, Executive shall become 60% vested in his restricted with the remaining 40% vesting ratably on the fourth and fifth anniversaries of the execution date of this Agreement).

c.	If Executive is terminated by the Company without cause following a Change in Control (as defined in Section 5.1.3(b) below), executive shall immediately become 100% vested in all shares of restricted stock previously issued to him.

4.4	Professional Organization Membership Fees; Professional Certifications. The Company will reimburse Executive for all out-of-pocket membership fees/dues for professional organizations and annual maintenance fees for professional certifications.

5.	Termination of Employment. Executive’s employment may be terminated at any time in accordance with, and subject to, the following terms and conditions:

5.1	Termination by Company. The Company shall have the right to terminate Executive’s employment, with or without cause, upon notice to Executive, at any time and subject to the sole discretion of the Company.

5.1.1	Termination of Employment for Cause. The Company may terminate Executive’s employment if such termination is for “cause,” which shall specifically include, but shall not be limited to the following occurrences:

a.	A material default or breach by Executive of any of the provisions of this Agreement which breach is detrimental to the Company or the Business;

b.	Actions by Executive constituting fraud, abuse, criminal activity (other than motor vehicle infractions) or embezzlement;

c.	Intentionally furnishing materially false, misleading, or ommissive information to the Company’s Chief Executive Officer, Chief Operating Officer or to the Board of Directors or any committee thereof (specifically including the Company’s Audit Committee and/or Compliance Committee);

d.	Actions constituting a breach of the confidentiality of the Business and/or trade secrets of the Company;

e.	Violation of the restrictive covenants contained in this Agreement;

f.	Willful failure to follow reasonable and lawful directives of the Company’s Chief Operating Officer, Chief Executive Officer or the Board, which are consistent with Executive’s job responsibilities and performance as defined by the Board or Chief Operating Officer in its or his discretion;

g.	Death of executive, in which case employment shall automatically terminate as of date of death;

h.	Disability of Executive; Executive shall be considered “disabled” if (i) due to physical or mental illness or injury, Executive shall have been absent from his duties hereunder on a full-time basis for at least twelve (12) consecutive weeks or absent from his duties hereunder on a part-time basis for periods aggregating twelve (12) weeks in any twelve (12) month period and (ii) Executive is determined by a physician designated by the Company to be incapacitated or disabled and a physician designated by Executive concurs in such determination. In the event the two physicians are in disagreement regarding Executive’s condition, they shall seek a third physician designated by both physicians whose determination shall be binding for the purposes of this Agreement. Executive hereby agrees to submit to medical examinations as necessary to make such determinations.

5.1.2	Effect of Termination of Employment for Cause. In the event that the Company terminates the employment of Executive for cause, Executive shall cease to be an employee of Company and shall cease to have any power or authority of his position as of the effective date of the termination. In such event, Executive shall forfeit any unearned salary or other compensation, and the Company shall be relieved of any further obligation under this Agreement. Further, Executive shall forfeit and shall not be entitled to any bonus compensation, the payment date of which would occur after the date of termination for cause. In such event, Executive shall also not be entitled to receive Severance Compensation (as defined in Section 5.3, below). Notwithstanding the foregoing, in the event that Executive is terminated for cause, Executive shall nonetheless remain bound by the provisions of Sections 7 and 8 hereof and shall continue to abide by its restrictions for the duration provided therein.

5.1.3	Effect of Termination of Employment Without Cause or upon a Change In Control.

a.

In the event that the Company terminates the employment of Executive without cause or if Executive’s employment is terminated by the Company or by the acquiring surviving entity upon a Change of Control (as defined below), Executive shall cease to be an employee of Company and shall cease to have any power or authority of his position as of the effective date of the termination. In such event, the Company will discontinue compensation payments (as provided in Section 4 herein) to Executive and shall be relieved of further obligation to Executive under this Agreement, except for the obligation to provide

Severance Compensation to Executive pursuant to Section 5.3 below. Executive shall at all times remain bound by the provisions of Sections 7 and 8 hereof and shall continue to abide by its restrictions for the duration provided therein.

b.	For purposes of this Agreement, a “Change in Control” is the acquisition by any person, entity or “group” within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either the then outstanding shares of the Company’s common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; provided however, purchase by underwriters in a firm commitment public offering of the Company’s securities or any securities purchased for investment only by professional investors shall not constitute a Change of Control.

c.	In the event that Executive’s employment is terminated by the acquiring surviving entity upon a Change of Control, all unvested equity-based compensation (for example, stock options, restricted stock, stock appreciation rights, etc.) previously awarded to Executive under the terms of any employee stock incentive plan adopted by the Company shall immediately vest and shall automatically become exercisable or transferable, as the case may be.

5.2.	Termination of Employment by Executive. Executive may terminate his employment with the Company upon ninety (90) days written notice to the Company. Such notice shall set forth in sufficient detail the reasons underlying said termination. In such event, Executive shall cease to be an employee of Company and shall cease to have any power or authority of his position as of the effective date of termination (i.e., ninety (90) days following submission of notice) or such earlier time as the Company may elect in its sole discretion; at which time the Company shall be relieved of further obligation to Executive, including the payment of further compensation as outlined in Section 4 herein. In the event that Executive terminates his employment with the Company, the Company may but shall have no obligation to issue Severance Compensation to Executive pursuant to Section 5.3 below. Notwithstanding the foregoing, Executive agrees to remain bound by the provisions of Sections 7 and 8 hereof upon voluntary termination of his employment, and shall continue to abide by its restrictions for the duration provided therein.

5.3	Severance Compensation. In the event that the Company is obligated to (pursuant to Section 5.1 above) or agrees to (pursuant to Section 5.2 above) provide

Executive Severance Compensation, Executive hereby agrees that any such agreement or obligation on the part of Company shall be conditioned upon and subject to Executive’s execution of a Severance Agreement addendum to this Agreement (hereinafter referred to as “Severance Agreement”), which shall contain all terms and conditions governing Executive’s ongoing entitlement to receipt thereof, specifically including but not limited to any restrictive covenants contained therein. In such circumstances, Executive shall be entitled to Severance Compensation in an amount equal to (i) Executive’s current monthly salary times (ii) the number of full months that Executive has been employed by the Company, up to a maximum of twelve (12) months, (hereinafter referred to as “Severance Compensation”), payable in one lump sum no later than 10 business days after the execution date of the Severance Agreement. Should, for any reason, Executive refuse or fail to timely execute the Severance Agreement as presented by the Company, Executive shall be deemed to have foregone the entirety of Severance Compensation otherwise due or offered to his, and Executive shall not be entitled to any further compensation from Company.

6.	Representations by Executive. Executive hereby represents to the Company that he is physically and mentally capable of performing his duties hereunder and he has no knowledge of present or past physical or mental conditions that would cause his not to be able to perform his duties hereunder. Executive further represents to the Company that he has never been convicted of any criminal offense (other than minor vehicle infractions) or found (either through adjudication or settlement) civilly liable for any violation of any federal or state health care fraud or abuse law. Executive further represents to the Company that he has not been sanctioned, excluded, debarred, suspended, or otherwise prohibited from participation in a federal health care program pursuant to the provisions of 42 U.S.C. Section 1320a et seq. Executive further represents that he is not bound by any agreement that prevents his entering into this Agreement or restricts or limits his abilities to perform his duties hereunder.

7.	Confidentiality and Non-Disclosure of Information.

7.1	Confidentiality. Executive shall not, during his employment with the Company or at any time thereafter, divulge, disclose, communicate, furnish, distribute, or make available or accessible to anyone, without the Company’s prior written consent, any knowledge or information with respect to any confidential or secret aspect or trade secret of the Company or its Business which, if disclosed, may reasonably be expected to have a material adverse effect on the Company or its Business (the “Confidential Information”).

7.2

Ownership of Information. Executive recognizes that any and all Confidential Information and copies or reproductions or portions thereof relating to the Company’s operations and activities made or received by Executive in the course of his employment are and shall be the exclusive property of the Company, and Executive holds and uses same as trustee and a fiduciary for the Company and, at all times, subject to the Company’s sole control; and Executive will deliver same to the Company at the termination of his employment, or earlier if so requested by the Company in writing, without retaining copies thereof in any form. All patient and client files and records are the property of the Company, and Executive, upon the termination of his employment, shall not remove from the offices of the Company any patient or client files or records for any reason. All of such Confidential Information, and/or any portion(s) thereof, which if lost or used by Executive outside the scope of his employment, could cause irreparable and continuing injury to the Company and its Business for which these may not be an adequate remedy at law, and for which the Company is entitled to secure the relief afforded in Section 9, in addition to any other right or remedy available under law, equity, or this Agreement. Accordingly, Executive acknowledges that compliance with the provisions of this Section 7 is necessary to protect the goodwill and other proprietary interests of the Company and is a material condition of employment.

8.	Restrictive Covenants.

8.1	Non-Solicitation/Non-Tamper Covenants. As an inducement to cause the Company to enter into this Agreement, and for all consideration contained herein and afforded hereby, Executive covenants and agrees that during his employment and for a period of twenty-four (24) months after he ceases to be employed by the Company, regardless of the manner or cause of termination:

8.1.1	Solicitation of Business. He will not initiate any contact with, call upon, solicit business from, sell or render services to any Client (as defined below), referral source, or patient of the Company or any affiliate of the Company within the area in which such entities conduct or actively solicit business, a descriptive list of which is included in Schedule A, which is attached hereto and expressly incorporated herein (hereinafter referred to as “Restricted Areas”), for or on behalf of himself or any business, firm, proprietorship, corporation, partnership, company, association, entity, or venture engaged in the Business (hereinafter referred to as a “Competing Business”), and Executive shall not directly or indirectly aid, assist, or consult with any other person, firm, or organization to do any of the aforesaid acts. For purposes of this Agreement, a “Client(s)” is any individual or entity with which the Company has engaged in business or proposed business dealings.

8.1.2	Solicitation of Employees. He will not directly or indirectly, as principal, agent, owner, partner, stockholder, member, officer, director, employee, independent contractor, representative, or consultant of any Competing Business, or in any individual or representative capacity hire or solicit, directly or indirectly, or cause (an)other(s) to hire or solicit, directly or indirectly, the employment of any officer, agent, employee (inclusive of nurses, sales persons, office staff, or corporate personnel) of the Company or any affiliate of the Company, for the purpose of causing said individual(s) to terminate employment with the Company or any affiliate of the Company and be employed by such Competing Business.

8.1.3	Restricted Areas. The parties acknowledge that the Business is rapidly expanding, and it is the parties’ intent that Executive’s responsibilities extend to the entirety of the service area in which the Company conducts business; and in order to prevent ongoing, repetitious amendments to this agreement solely for the purpose of updating the Restricted Areas, the parties agree that the Restricted Areas, inclusive of Schedule A shall be self-amending to include all parishes, counties and States in which the Company conducts business or actively solicits business at any time during Executive’s employment with the Company, and in no event shall such Restricted Area be less than that contained in Schedule A. In the event Company’s service area extends into parishes, counties and/or States beyond those specifically denominated in Schedule A, the parties intend and agree that Executive’s continued employment thereafter shall serve as the parties’ constructive acceptance of an amendment to the Restricted Areas, to include such parishes, counties and/or states.

8.2	Employment Covenant. As an inducement to cause the Company to enter into this Agreement, and for other consideration contained herein, Executive covenants and agrees that during his employment, and for a period of twenty-four (24) months after he ceases to be employed by the Company, regardless of the manner or cause of termination: He will not accept, engage, or commence employment with, or consult, contract, or otherwise provide services to any Competing Business within the Restricted Areas. Executive acknowledges, represents, and agrees that such restriction does not nor will not preclude him from earning a livelihood.

8.3	Material Violation. A proven material violation of this Section 8 shall constitute a material and substantial breach of this Agreement and shall result in the imposition of the Company’s remedies contained in Section 9 herein.

8.4	Covenants. It is understood by and between the parties that the covenants set forth in Sections 7 and 8 are essential elements of this Agreement, and that, but for the Agreement of Executive to comply with such covenants, the Company would not have entered into this Agreement. Such covenants by Executive shall be construed as agreements independent of any other provision of this Agreement and the existence of any claim or cause of action Executive may have against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of these covenants.

8.5

Executive Default and Deferred Compensation. In the event that Executive breaches any of the covenants set forth in Sections 7 and 8, in addition to any other remedy of which the Company may be entitled to avail itself, Executive shall return to the Company any Severance Compensation already paid to

Executive at the time of said breach, and all of Executive’s rights to receive any portion of his Severance Compensation not already paid to him shall immediately terminate. The right to receive unpaid Severance Compensation will not be reinstated notwithstanding any cessation by Executive of any breach by him of the covenants in Sections 7 and 8.

9.	Remedies. Executive hereby acknowledges, covenants, and agrees that in the event of a material default or breach under this Agreement, in addition to any other remedy set forth herein:

9.1	Scope of Remedies. Executive acknowledges that the Company may suffer irreparable and continuing damages as a result of such breach and that its remedy at law will be inadequate. Executive agrees that in the event of a violation or a breach of this Agreement, in addition to any other remedies available to it, the Company shall be entitled to an injunction restraining any such default or any other appropriate decree of specific performance, without the requirement to prove actual damages or to post any bond or other security, and the Company shall also be entitled to any other equitable relief the court deems proper.

9.2	Non-Exclusivity of Remedies. Any and all of the Company’s remedies described in this Agreement shall not be exclusive, both as among themselves and as applied with other modes of legal redress, and shall be in addition to any and all other remedies which the Company may have at law, contract, or in equity, including, but not limited to, the right to monetary damages.

10.	Additional Benefits.

10.1	Paid Time Off. Executive shall be entitled to paid time off based upon years of service in accordance with the Company’s paid time off policy for executive officers. In addition, Executive shall be entitled to paid time off for Company holidays, as established by the Company’s Board.

10.2	Reimbursement of Expenses. Executive is entitled to incur reasonable travel and other expenses in connection with the Business and the performance of his duties under this Agreement. The Company shall reimburse Executive for all reasonably incurred business expenses upon compliance by Executive with the Company’s policy therefor. All reimbursable travel and business expenses shall be in accordance with Company policy.

10.3	Participation in Employee Benefit Plans. Until the termination of his employment in accordance with Section 5 herein, to the extent that Executive meets the eligibility requirements entitling Executive to participate thereunder, Executive shall be entitled to participate in any life insurance plan, long-and short-term disability plan, incentive compensation plan, and group hospitalization, health or dental care plan, as may be adopted or amended by the Company from time to time, subject to the Company’s right to modify or terminate any such plan.

10.4	Participation in Deferred Compensation Plan. Until the termination of his employment in accordance with Section 5 herein, Executive shall be eligible for participation in the Company’s deferred compensation plan effective January 1, 2008.

10.5	Participation in Amedisys, Inc. 401(k) Plan and Employee Stock Purchase Plan. Until the termination of his employment in accordance with Section 5 herein, Executive shall be eligible for participation in the Company’s 401(k) Plan on the first day of the month following the execution date of this agreement, subject to the Company’s right to modify or terminate any such plan. Executive shall also be eligible for participation in the Company’s Employee Stock Purchase Plan on the first day of the new fiscal quarter following the execution date of this Agreement, subject to the Company’s right to modify or terminate any such plan.

10.6	Directors’ and Officers’ Insurance; Indemnity. Executive shall be named as a covered participant under the Company’s directors’ and officers’ liability insurance policy, and the Company will not reduce such coverage except as part of a reduction applicable to all officers of the Company. Further, Executive shall also be covered under the Company’s indemnification arrangements for its officers.

11.	Severability/Savings Clause. The invalidity of any one or more of the words, phrases, sentences, clauses, sections, subdivisions, or subparagraphs contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being legally valid. If any court of competent and proper jurisdiction finds that this Agreement is overly broad or otherwise unenforceable, for any reason whatsoever, then it is hereby agreed that this Agreement shall be reduced and/or amended so as to render it enforceable to the fullest extent allowable under the applicable law, and that any court of competent jurisdiction shall have the power to alter the scope of any provision herein in order that said provision would be made legal and enforceable upon the effectiveness of said alteration.

12.	Successors/Assigns

12.1	Successors. This Agreement shall be binding upon all the parties hereto and their successors and assigns. For purposes of this Agreement, the term “successor” of Company shall include any person or entity that, whether directly or indirectly, and/or whether by purchase, merger, consolidation, operation of law, assignment, or otherwise acquires or controls (with or without the consent of the Company’s stockholders): (i) all or substantially all of the assets of Company or (ii) more than fifty percent (50%) of the total voting capital stock of the Company, and was not affiliated with or in common control of Company as of the date of this Agreement.

12.2	Assignment. This Agreement shall be non-assignable by Executive without the written consent of the Company, it being understood that the obligations and performance of this Agreement by Executive are entirely and wholly personal in nature.

13.	Miscellaneous Provisions.

13.1	Amendment. No amendment, waiver, or modification of this Agreement or any provisions of this Agreement shall be valid unless in writing and duly executed by both parties. However, Executive agrees that, as set forth in Section 8.1.3, Schedule A to this Agreement shall be self-amending to include all parishes, counties and states in which the Company or any of its affiliates conduct or actively solicit business at any time during Executive’s employment hereunder.

13.2	Binding Agreement. This Agreement shall be binding and inure to the benefit of the parties and their respective heirs, legal representatives, and permitted successors and assigns.

13.3	Waiver. Any waiver by any party of any breach of any provision of this Agreement shall not be considered as or constitute a continuing waiver or waiver of any other breach of any provision of this Agreement.

13.4	Captions. Captions contained in this Agreement are inserted only as a matter of convenience or for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provisions of this Agreement.

13.5	Interpretation. No inference or interpretation of the provisions of this Agreement shall be made based on the authorship of this document by any particular party.

13.6	Attorneys’ Fees. In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to recover from the other party its attorneys’ fees and costs, including those attorneys’ fees and costs incurred on appeal.

13.7	Prior Agreements. This Agreement supersedes and replaces all prior Agreements between the parties hereto (written or oral) dealing with the subject matter hereof.

13.8	Governing Law and Forum. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Louisiana. The parties stipulate and agree that venue and jurisdiction for any controversies, disputes, or legal proceedings involving or arising out of this Agreement shall be proper in the Nineteenth Judicial District Court in the Parish of East Baton Rouge, State of Louisiana.

13.9	Execution. It is the intention of the parties hereto that this Agreement will not be valid and binding upon the parties hereto until such time as this Agreement is executed by both parties in accordance herewith.

13.10	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all of which shall together constitute one and the same instrument. For purposes hereof, facsimile copies hereof and facsimile signatures hereof shall be authorized and deemed effective.

14.	Disputes. In the event that either party to this Agreement has any claim, right or cause of action against the other party to this Agreement, which the parties are unable to settle by agreement between themselves, such claim, right or cause of action, to the extent that the relief sought by such party is for monetary damages or awards, will be determined by arbitration in accordance with the provisions of this Section 14.

14.1	The party requesting arbitration will serve upon the other a demand therefor, in writing, specifying the matter to be submitted to arbitration, and nominating a competent disinterested person to act as an arbitrator. Within fifteen (15) days after receipt of such written demand and nomination, the other party will, in writing, nominate a competent disinterested person, and the two arbitrators so designated will, within fifteen (15) days thereafter, select a third arbitrator. The three arbitrators will give immediate written notice of such selection to the parties and will fix in said notice a time and place of the meeting of the arbitrators which will be in Baton Rouge, Louisiana, whose all proceedings will be conducted, and will be held as soon as conveniently possible (but in no event later than forty-five (45) days after the appointment of the third arbitrator), at which time and place the parties to the controversy will appear and be heard with respect to the right, claim or cause of action. In case the notified party or parties will fail to make a selection upon notice within the time period specified, the party asserting such claim will appoint an arbitrator on behalf of the notified party. In the event that the first two arbitrators selected will fail to agree upon a third arbitrator within fifteen (15) days after their selection, then such arbitrator may, upon application made by either of the parties to the controversy, be appointed by any judge of the United States District Court for the Middle District of Louisiana.

14.2.

Each party will present such testimony, examinations and investigations in accordance with such procedures and regulations as may be determined by the arbitrators and will also recommend to the arbitrators a monetary award to be adopted by the arbitrators as the complete disposition of such claim, right or cause of action. After hearing the parties in regard to the matter in dispute, the arbitrators will make their determination with respect to such claim, right or cause of action, within thirty (30) days of the completion of the examination, by majority decision signed in writing (together with a brief written statement of the reasons for adopting such recommendation), and will deliver such written determination to each of the parties. The decision of said arbitrators, absent fraud, duress or manifest error, will be final and binding upon the parties to such controversy and may be enforced in any court of competent jurisdiction. The arbitrators may consult with and engage disinterested third parties to advise the arbitrators. The arbitrators shall not award any punitive damages. If any of the arbitrators selected hereunder should die, resign or be unable to perform his or his duties hereunder, the remaining arbitrators or any judge of the United States District Court for the Middle District of Louisiana shall select a replacement arbitrator. The procedure set forth in this Section 14 for selecting the arbitrators shall be followed from time to time as necessary. As to any claim, controversy, dispute or disagreement that under the terms hereof is made subject to arbitration, no lawsuit based on such matters shall be instituted by any of the parties, other than to compel arbitration proceedings or enforce the award of a majority of the arbitrators. All privileges under Louisiana and federal law, including attorney-client and work-product privileges, shall be preserved and protected to the same extent that such privileges would be protected in a federal court proceeding applying Louisiana law.

14.3	The Company shall be responsible for advancing the cost of the arbitrators as well as the other costs of the arbitration. Each party will pay the fees and expenses of its own counsel.

14.4	Notwithstanding any other provisions of this Section 14, in the event that a party against whom any claim, right or cause of action is asserted commences, or has commenced against it, bankruptcy, insolvency or similar proceedings, the party or parties asserting such claim, right or cause of action will have no obligations under this Section 14 and may assert such claim, right or cause of action in the manner and forum it deems appropriate, subject to applicable laws. No determination or decision by the arbitrators pursuant to this Section 14 will limit or restrict the ability of any party hereto to obtain or seek in any appropriate forum, any relief or remedy that is not a monetary award or money damages.

14.5	Any court proceedings relating to this Agreement shall be filed exclusively in the federal and state courts domiciled in Baton Rouge, Louisiana, and the parties hereto consent to the venue and jurisdiction of such courts.

[Signature page follows]

IN WITNESS WHEREOF, the parties have signed and executed this Agreement as of the day and year first written hereinabove.

AMEDISYS, INC.

By:	/s/ Larry R. Graham
Larry R. Graham
Chief Operating Officer and President

EXECUTIVE

/s/ Dale E. Redman
Dale E. Redman

SCHEDULE A

RESTRICTED AREA

(All counties/parishes encompassing the following cities/towns)

Selma	AL	Clermont	FL	Dalton	GA
Demopolis	AL	Eustis	FL	Jeffersonville	IN
Thomasville	AL	Lady Lake	FL	New Albany	IN
Fort Deposit	AL	Ocala	FL	Evansville	IN
Huntsville	AL	Palatka	FL	Indianapolis	IN
New Hope	AL	Gainesville	FL	Bloomington	IN
Montgomery	AL	St. Augustine	FL	Fort Wayne	IN
Clanton	AL	Daytona Beach	FL	Louisville	KY
Mobile	AL	Deland	FL	Shepherdsville	KY
Citronelle	AL	Jacksonville	FL	Louisville (East)	KY
Foley	AL	Palm Coast	FL	Louisville	KY
Bay Minette	AL	Ft. Myers	FL	Mt. Sterling	KY
Brewton	AL	Naples	FL	Lexington	KY
Blountsville	AL	Tampa (South)	FL	Mt. Sterling	KY
Jasper	AL	Lake Wales	FL	Covington	KY
Tuscaloosa	AL	Zephyrhills	FL	Boyce	LA
Brent	AL	Tallahassee	FL	Lafayette	LA
Fayette	AL	Pensacola	FL	Monroe	LA
Reform	AL	Macon	GA	Houma	LA
Anniston	AL	Milledgeville	GA	Metairie	LA
Gadsden	AL	Butler	GA	Marrero	LA
Sylacauga	AL	Columbus	GA	Cutoff (LaRose)	LA
Opelika	AL	Covington	GA	Hammond	LA
Homewood	AL	Madison	GA	Mandeville	LA
Ft. Payne	AL	Loganville	GA	Gonzales	LA
Ozark	AL	Madison	GA	Baton Rouge	LA
Homewood	AL	Douglasville	GA	Baton Rouge	LA
Gadsden	AL	LaGrange	GA	Glen Burnie	MD
Montgomery	AL	Fayetteville	GA	Hillsboro	MO
Van Buren	AR	Stockbridge	GA	St. Louis	MO
Van Buren	AR	Dallas	GA	Joplin	MO
Peoria	AZ	Atlanta	GA	Springfield	MO
Winter Haven	FL	Atlanta (College Park)	GA	Biloxi	MS
Lakeland	FL	Kennesaw	GA	Vicksburg	MS
Brandon	FL	Commerce	GA	Jackson	MS
Bradenton	FL	Atlanta	GA	Collins	MS
Sun City Center	FL	Tucker (Decatur)	GA	Hattiesburg	MS
Sun City Center	FL	Lawrenceville	GA	Laurel	MS
Brandon	FL	Winder	GA	Chapel Hill	NC
Miami Lakes	FL	Lavonia	GA	Raleigh	NC
Village of Palmetto Bay	FL	Toccoa	GA	Winston-Salem	NC
Fort Lauderdale	FL	Clayton	GA	Lexington	NC
Boynton Beach	FL	Demorest	GA	Fayetteville	NC
West Palm Beach	FL	Hartwell	GA	Winston-Salem	NC
Vero Beach	FL	Danielsville	GA	Dayton	OH
Bradenton (West)	FL	Gainesville	GA	Cincinnati	OH
Jensen Beach	FL	Hiawassee	GA	Oregon	OH
Sun City	FL	Cumming	GA	Stilwell	OK
Sebring	FL	Ft. Oglethorpe	GA	Gore	OK
Lakeland (South)	FL	Summerville	GA	Tahlequah	OK
Clearwater	FL	Dalton	GA	Tulsa	OK
Port Richey	FL	Trenton	GA	Claremore	OK
St. Petersburg	FL	Rome	GA	Bartlesville	OK
Winter Park	FL	Cedartown	GA	Grove	OK
Melbourne	FL	Cartersville	GA	Oklahoma City	OK
Kissimmee	FL	Jasper	GA	Seminole	OK
Titusville	FL	Blue Ridge	GA	Sulphur	OK
Sarasota	FL	Valdosta	GA	Enid	OK
Port Charlotte	FL	Griffin	GA	Stroud	OK
Spring Hill	FL	Thomaston	GA	Yukon	OK
Crystal River	FL	Augusta	GA	Oklahoma City	OK

Schedule A – Page 1 of 2

Prague	OK	Hampton	TN	McKinney	TX
Muskogee	OK	Mountain City	TN	Dallas	TX
Charleston	SC	Jackson	TN	Houston (North)	TX
Clinton	SC	Dyersburg	TN	Conroe	TX
Greenville	SC	Paris	TN	Huntsville	TX
North Charleston	SC	Savannah	TN	Beaumont	TX
Walterboro	SC	Knoxville	TN	Duffield	VA
Mt. Pleasant	SC	Knoxville	TN	Lebanon	VA
Charleston	SC	Harriman	TN	Clintwood	VA
Hilton Head Island	SC	Jefferson City	TN	Midlothian	VA
West Columbia	SC	LaFollette	TN	Charlottesville	VA
Newberry	SC	Oak Ridge	TN	Jetersville	VA
Orangeburg	SC	Maryville	TN	Goochland	VA
Sumter	SC	Newport	TN	Petersburg	VA
Georgetown	SC	Sevierville	TN	Mechanicsville	VA
Kingstree	SC	Bartlett	TN	Fredericksburg	VA
Myrtle Beach	SC	Morristown	TN	Roanoke	VA
Georgetown	SC	Greeneville	TN	Martinsville	VA
Camden	SC	Harrogate	TN	Lynchburg	VA
Conway	SC	Rogersville	TN	Lexington	VA
Nashville	TN	Sneedville	TN	Newport News	VA
Gordonsville	TN	Tazewell	TN	Chesapeake	VA
Portland	TN	Murfreesboro (North)	TN	Annandale	VA
Clarksville	TN	Pulaski	TN	Wytheville	VA
Dickson	TN	Spring Hill	TN	Salem	VA
Johnson City	TN	Memphis	TN	Charleston	WV
Bristol	TN	Chattanooga	TN	Oak Hill	WV
Kingsport	TN	Athens	TN	Ronceverte	WV
Chattanooga	TN	South Pittsburg	TN
Athens	TN	Elizabethton	TN
Pikeville	TN	Kingsport	TN
Dayton	TN	Greeneville	TN
Lenoir City	TN	Knoxville	TN
South Pittsburg	TN	Morristown	TN
Dayton	TN	LaFollette	TN
Winchester	TN	Nashville (East)	TN
McMinnville	TN	Chattanooga	TN
Livingston	TN	Corpus Christ	TX
Oneida	TN	Portland	TX
Jamestown	TN	Kingsville	TX
Crossville	TN	Fort Worth	TX
Memphis	TN	Arlington	TX
Oakland	TN	Denton	TX
Covington	TN	Cleburne	TX
Nashville (South)	TN	Houston	TX
Murfreesboro	TN	League City	TX
Elizabethton	TN	Dallas	TX
Erwin	TN	Rockwall	TX

Schedule A – Page 2 of 2

SEVERANCE AGREEMENT ADDENDUM

THIS SEVERANCE AGREEMENT (this “Agreement”) entered into as of the          day of             , 20    , (“Effective Date”) by and between Amedisys, Inc., a corporation organized under the laws of the State of Delaware, (“Company”) and Dale E. Redman (“Employee”), a person of the full age of majority.

1.	Severance of Relationship. Effective as of the date first written above, Employee shall no longer be employed by Company or any of its affiliates (“Termination”).

2.	Severance Compensation. In consideration of the obligations contained herein, Company shall pay Employee severance compensation in an aggregate amount equivalent to (i) Employee’s current monthly salary times (ii) the number of full months that Employee has been employed by the Company, up to a maximum of twelve (12) months (hereinafter referred to as “Severance Compensation”), payable in one lump sum no later than 10 business days after the Effective Date of this Agreement. Employee acknowledges that all Severance Compensation paid pursuant this Agreement will be subject to all applicable federal and state tax withholdings and deductions.

3.	Obligations of Employee

a.	Employee agrees to return, upon termination, all property of Company in Employee’s possession, including but not limited to, keys to any Company building or office, pager, cell phone, computer equipment, books, manuals, office equipment and office supplies.

b.	Employee shall not divulge, furnish or make accessible to anyone, without Company’s prior written consent, any knowledge or information with respect to any confidential or secret aspect of Amedisys’ business or the business of any Amedisys affiliate or subsidiary, which, if disclosed, may reasonably be expected to have a material adverse effect on Company’s business (“Confidential Information”). Employee recognizes that all Confidential Information and copies or reproductions thereof, relating to Company’s operations and activities, or the operations and activities of any Company affiliate, made or received by Employee in the course of his/his employment are the exclusive property of Company and/or its affiliates, as the case may be. All of such Confidential Information, which if misappropriated or used by Employee to the detriment of Company, could cause irreparable and continuing injury to Company’s business for which these may not be an adequate remedy at law. Employee acknowledges that compliance with the provisions of this Section is necessary to protect the goodwill and other proprietary interests of Company and its affiliates and is a material condition of this Agreement.

c.	Employee agrees not to disclose, either directly or indirectly, any information regarding the existence or substance of this Agreement to any person or party, except to an attorney or accountant retained by Employee, or under direction of subpoena or court order.

d.	In consideration of the Severance Compensation obligation of Amedisys herein, Employee covenants and agrees that, for a period of twenty-four (24) months from the Effective Date of this Addendum, he will continue to abide by the Restrictive Covenants contained in Section 8 of Executive’s Employment Agreement, which are expressly incorporated herewith and made a part of this Addendum.

e.	Employee shall not speak negatively regarding Company or any affiliate thereof, or otherwise cause destruction to the good will or going concern of Company’s business, or the business of any Company affiliate.

f.	Employee agrees to forever hold Company and/or any Company affiliate and/or subsidiary harmless for, from, and against any claim(s), liability(s), damage(s), or cause(s) of action Employee may have against such entities, arising out of Employee’s employment with and separation of employment from Company and/or any Company affiliate, including but not limited to, any action for wrongful termination, any action for breach of contract, any action under the Fair Labor Standards Act (FLSA), Older Worker Benefit Protection Act, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act (ADEA), the Older Workers Benefit Protection Act (OWPBA), the Worker Adjustment and Retraining Notification Act (WARN), or any action under any other federal or state law pertaining to any form of discrimination.

4.	Remedies

a.	It is understood by and between the parties that the foregoing covenants contained in Section 3 are essential elements of this Agreement, and that but for the Agreement of Employee to comply with such covenants, Company would not have entered into this Agreement. Such covenants by Employee shall be construed as agreements independent of any other provision of this Agreement and the existence of any claim or cause of action Employee may have against Company whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of these covenants.

b.	If Employee breaches any requirement of Section 3 hereinabove, in addition to any other remedy to which the Company may be entitled, all of Employee’s rights to receive any portion of the severance compensation not already paid to Employee shall terminate, and Employee shall be deemed to have so waived such rights. The right to receive unpaid severance compensation will not be reinstated notwithstanding any cessation by Employee of his breach of Section 3.

c.	Employee hereby acknowledges, covenants and agrees that in the event of a material default or breach by Employee under this Agreement:

i.	Company may suffer irreparable and continuing damages as a result of such breach and its remedy at law will be inadequate. Employee agrees that in the event of a violation or breach of this Agreement, in addition to any other remedies available to it, Company shall be entitled to an injunction restraining any such default or any other appropriate decree of specific performance, with the requirement to prove actual damages or to post any bond or any other security being waived, and to any other equitable relief the court deems proper; and

ii.	Employee shall be obligated to pay all costs incurred by Company in the enforcement of this Agreement, including but not limited to attorneys’ fees and court costs.

iii.	Any and all of Amedisys’ remedies described in this Agreement shall not be exclusive and shall be in addition to any other remedies which Amedisys may have at law or in equity including, but not limited to, the right to monetary damages.

5.	Miscellaneous

a.	Time to Consider Agreement/Right to Revoke Acceptance

i.	Employee represents and certifies that he/he has carefully read and fully understands all of the provisions and effects of the Agreement. Employee represents that he/he has been advised by Company to seek legal advice of counsel regarding the Agreement prior to executing same and that he/he has been afforded a reasonable time, not less than twenty-one (21) days, in which to seek this advice. Employee further represents that he/he is voluntarily entering into the Agreement and that neither Company nor any affiliate thereof, nor any of their respective agents, representatives, or attorneys have made any representations other than those set forth herein.

ii.	Employee understands that for a period of seven (7) days after execution of the Agreement, Employee will retain the right to revoke the Agreement. Employee further understands that the Agreement shall not become effective or enforceable until the seven (7) day revocation period has expired.

iii.	The Agreement does not attempt to waive any claims that may arise after its date of execution. The Agreement is intended to be construed as broadly as possible and is intended to cover Employee’s entire period of employment by Company and any of Company’s owners, managers, predecessors, successors, or their respective affiliates.

b.	Amendment. No amendment, waiver or modification of this Agreement or any provisions of this Agreement shall be valid unless in writing and duly executed by both parties.

c.	Successors. This Agreement shall be binding upon the parties hereto and their successors and assigns. For purposes of this Agreement, the term “successor” of Company shall include any person or entity, whether direct or indirect, whether by purchase, merger, consolidation, operation of law, assignment, or otherwise acquires or controls: (i) all or substantially all of the assets of Company, or (ii) more than fifty percent (50%) of the total voting capital stock, and was not affiliated with or in common control of Amedisys as of the date of this Agreement.

d.	Assignment. This Agreement shall be non-assignable by Employee without the written consent of Company, it being understood that the obligations and performance of this Agreement by Executive are personal in nature.

e.	Waiver. Any waiver by any party of any breach of any provision of this Agreement shall not be considered as or constitute a continuing waiver or waiver of any other breach of any provision of this Agreement.

f.	Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, sections, subdivisions, or subparagraphs contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being legally valid. If any court of proper jurisdiction finds that this agreement is overly broad or unenforceable for any reason whatsoever, then it is hereby agreed that this Agreement will be reduced or amended to be enforceable to the extent allowable under applicable law, and that any court of competent jurisdiction shall have the power to alter the scope of any provision herein in order that said provision would be made legal and enforceable upon the effectiveness of said alteration.

g.	Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party which itself or through its agent prepared the same.

h.	Captions. Captions contained in this Agreement are inserted only as a matter of convenience or for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provisions of this Agreement.

i.	Prior Agreements. Except as may otherwise be provided in Section 8 and Section 9(c) of the Employment Agreement between Amedisys and Executive, this Agreement supersedes and replaces all prior agreements between the parties hereto dealing with the subject matter hereof.

j.	Governing Law. This Agreement shall be governed by the laws of the State of Louisiana, without regard to the conflicts of laws provisions thereof.

k.	Execution. It is the intention of the parties hereto that this Agreement will not be valid and binding upon the parties hereto until such time as this Agreement is executed by both parties in accordance herewith.

l.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all of which shall together constitute one and the same instrument. For purposes hereof, facsimile copies hereof and facsimile signatures hereof shall be authorized and deemed effective.

IN WITNESS WHEREOF, the parties have executed this Severance Agreement as of the day and year first written hereinabove.

AMEDISYS INC.

By:
[name]
[title]

EMPLOYEE:

Dale E. Redman